UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2024

MRC GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35479	20-5956993
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1301 McKinney Street, Suite 2300

Houston, Texas 77010

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (877) 294-7574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	MRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

New Term Loan

On October 29, 2024, MRC Global Inc. (the “Company”) entered into a Term Loan Credit Agreement (the “Term Loan Agreement”) among MRC Global (US) Inc., as the Borrower, the Company and certain of its Subsidiaries, as guarantors, the lenders party thereto (the “Term Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for the Term Lenders (in such capacity, the “Term Loan Agent”), with respect to a new term loan “B” credit facility (the “Term Loan”).

The Company’s new Term Loan has an original principal amount of $350 million, which amortizes in equal quarterly installments of 1% per year with the balance payable in October 2031, when the facility matures. The Term Loan was issued at an original issue discount of 99.5%.

Interest rate. The Term Loan accrues interest at a margin plus either Term SOFR or a base rate, depending on the Company’s election at the time of a loan. For loans incurring interest based on Term SOFR, the margin is (a) 350 basis points if either or both of the ratings (i) by Moody’s Investors Service, Inc. (“Moody’s”) is B2, or lower, or (ii) by Standard & Poor’s Ratings Services (“S&P”) is B, or lower, and (b) 325 basis points if either or both of the ratings (i) by Moody’s is B1, or better, or (ii) by S&P is B+, or better. For loans incurring interest based on the base rate, the margin is (a) 250 basis points if either or both of the ratings (i) by Moody’s is B2, or lower, or (ii) by S&P is B, or lower, and (b) 225 basis points if either or both of the ratings (i) by Moody’s is B1, or better, or (ii) by S&P is B+, or better. The Term Loan provides certain provisions if ratings are unavailable.

Facility Size Increases. The Term Loan allows for incremental increases in facility size up to an aggregate amount equal to the greater of $225 million and 100% of Consolidated EBITDA for the most recent trailing four consecutive fiscal quarters then ended, plus an additional amount such that the Company’s first lien leverage ratio (as defined under the Term Loan) would not exceed 3.75 to 1.00.

Security. MRC Global (US) Inc. is the borrower under the Term Loan facility, which is guaranteed pursuant to a Guarantee Agreement, dated as of October 29, 2024, among MRC Global Inc., certain of its wholly owned U.S. subsidiaries and the Term Loan Agent (the “Guarantee Agreement”). The Term Loan is secured by a second lien on the assets of MRC Global Inc., MRC Global (US) Inc. and those U.S. subsidiaries guaranteeing the Term Loan facility (collectively, the “Term Loan Credit Parties”) securing our Global ABL Facility (which includes accounts receivable and inventory). The Term Loan is secured by a first lien on substantially all of the other assets of the Term Loan Credit Parties pursuant to a Security Agreement, dated as of October 29, 2024, among the Term Loan Credit Parties party thereto and the Term Loan Agent (the “Term Loan Security Agreement”). The Term Loan is further secured by a first lien pledge of all of the capital stock of certain of the direct domestic subsidiaries of the Term Loan Credit Parties and 65% of the capital stock of certain of the direct, non-U.S. subsidiaries of the Term Loan Credit Parties pursuant to a Term Loan Pledge Agreement, dated as of October 29, 2024, among the Term Loan Credit Parties party thereto and the Term Loan Agent (the “Term Loan Pledge Agreement”).

Prepayments. The Company is required to repay the Term Loan with the proceeds from certain asset sales and certain insurance proceeds. In addition, on an annual basis, the Company is required to repay an amount equal to 50% of excess cash flow, as defined in the Term Loan, reducing to 25% if our first lien leverage ratio is no more than 3.25 to 1.00 but greater than 3.00 to 1.00. No payment of excess cash flow is required if the first lien leverage ratio is less than or equal to 3.00 to 1.00. The amount of cash used in the determination of the first lien secured leverage ratio is limited to $125 million.

Restrictive Covenants. The Term Loan does not include any financial maintenance covenants.

The Term Loan contains restrictive covenants (in each case, subject to exclusions) that limit, among other things, the ability of the Company and its restricted subsidiaries to:

•	make investments, including acquisitions;

•	prepay certain indebtedness;

•	grant liens;

•	incur additional indebtedness;

•	sell assets;

•	make fundamental changes to our business;

•	enter into transactions with affiliates; and

•	pay dividends.

The Term Loan also contains other customary restrictive covenants. The covenants are subject to various baskets and materiality thresholds, with certain of the baskets permitted by the restrictions on the repayment of subordinated indebtedness, restricted payments and investments being available only when the various leverage ratio calculations of the Company and its restricted subsidiaries is less than 3.75 to 1.00 or 3.50 to 1.00, as applicable.

The Term Loan provides that the Company and its restricted subsidiaries may incur any first lien indebtedness that is pari passu to the Term Loan so long as the pro forma first lien secured leverage ratio of the Company and its restricted subsidiaries is less than or equal to 3.75 to 1.00. The Company and its restricted subsidiaries may incur any second lien indebtedness so long as the pro forma junior secured leverage ratio of the Company and its restricted subsidiaries is less than or equal to 4.50 to 1.00. The Company and its restricted subsidiaries may incur any unsecured indebtedness so long as the total leverage ratio of the Company and its restricted subsidiaries is less than or equal to 4.75 to 1.00 or the pro forma consolidated interest coverage ratio of the Company and its restricted subsidiaries is greater than or equal to 2.00 to 1.00. Additionally, under the Term Loan, the Company and its restricted subsidiaries may incur indebtedness under the ABL Agreement (defined below) (or any replacement facility) in an amount not to exceed the greater of $1.3 billion and the borrowing base under the ABL Agreement at such time.

The Term Loan contains certain customary representations and warranties, affirmative covenants and events of default, including, among other things, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, judgment defaults, actual or asserted failure of any material guaranty or security documents supporting the Term Loan to be in full force and effect and change of control. If such an event of default occurs, the Agent under the Term Loan is entitled to take various actions, including the acceleration of amounts due under the Term Loan and all other actions that a secured creditor is permitted to take following a default.

For a complete description of the terms of the new Term Loan, see the Term Loan Credit Agreement, dated as of October 29, 2024, which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

For a complete description of the terms of the new Guarantee Agreement, see the Guarantee Agreement, dated as of October 29, 2024, which has been filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

For a complete description of the terms of the new Term Loan Security Agreement, see the Term Loan Security Agreement, dated as of October 29, 2024, which has been filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

For a complete description of the terms of the new Term Loan Pledge Agreement, see the Term Loan Pledge Agreement, dated as of October 29, 2024, which has been filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

ABL Amendment

On October 29, 2024, the “Company”, certain subsidiaries of the Company, the ABL Lenders party thereto (as defined below) and Bank of America, N.A., as administrative agent, security trustee and collateral agent for the ABL Lenders (in such capacity, the “ABL Agent”), entered into the Amendment No. 2 to Fourth Amended and Restated Loan, Security and Guarantee Agreement (the “Amendment”), which amends the Fourth Amended and Restated Loan, Security and Guarantee Agreement dated September 3, 2021, by and among the Company, as a guarantor, certain subsidiaries of the Company, as borrowers and guarantors, lenders party thereto (the “ABL Lenders”) and the ABL Agent (the “ABL Agreement”).

Prior to the effectiveness of the Amendment, the ABL Agreement permitted certain subsidiaries of the Company to incur a specified term loan “B” credit facility, which was repaid in full on May 31, 2024. The Amendment amends the ABL Agreement to allow the Company and certain of its subsidiaries to enter into the Term Loan Agreement for the new Term Loan and an Intercreditor Agreement, dated as of October 29, 2024, among the Term Loan Credit Parties party thereto, the ABL Agent, in its capacity as Revolving Credit Collateral Agent, and the Term Loan Agent, in its capacity as Term Collateral Agent (the “Intercreditor Agreement”). The Amendment contains no other material changes to the terms of the ABL Agreement.

For a complete description of the terms of the Amendment, see the Amendment No. 2 to Fourth Amended and Restated Loan, Security and Guarantee Agreement, dated October 29, 2024, which has been filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

For a complete description of the terms of the Intercreditor Agreement, see the Intercreditor Agreement, dated October 29, 2024, which has been filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

Item 1.02.	Termination of a Material Definitive Agreement.

As further described in Item 2.01, pursuant to the Repurchase Agreement (defined below) that certain Shareholders’ Agreement, dated as of June 10, 2015 (the “Shareholders’ Agreement”), by and between the Company and Mario (each as defined below) was terminated.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on October 14, 2024, the Company entered into a Preferred Stock Repurchase Agreement (the “Repurchase Agreement”) with Mario Investments, LLC, a Delaware limited liability company (“Mario”). On October 29, 2024, the transactions contemplated by the terms of the Repurchase Agreement were consummated and, in connection therewith, the Company purchased from Mario all of the issued and outstanding, or 363,000, shares of 6.50% Series A Convertible Perpetual Preferred Stock of MRC Global (collectively, the “Series A Preferred Stock”) for a per share price equal to 99.5% of the liquidation preference of the Series A Preferred Stock, or an aggregate amount equal to $361,185,000, and paid to Mario all Accrued Dividends (as defined in the Repurchase Agreement), or an aggregate dividend amount equal to $3,951,252.69. In addition, pursuant to the terms of the Repurchase Agreement, that certain Shareholders’ Agreement was terminated and, as further described in Item 5.03, Henry Cornell, a member of the Board of Directors of MRC Global (the “Board”), provided notice of his retirement from the Board effective as of the date of the Company’s 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”).

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information set forth above under 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 29, 2024, pursuant to the terms of the Repurchase Agreement, Mr. Cornell provided notice of his retirement from the Board (including as a member of any and all committees thereof) effective as of the date of the 2025 Annual Meeting and stated his intent to not stand for re-election to the Board (including as a member of any and all committees thereof) at the 2025 Annual Meeting.

Mr. Cornell’s retirement from and decision to not stand for reelection to the Board is not as a result of any disagreements with the Company regarding any matter relating to the Company’s operations, policies or practices that would be required to be disclosed on a Current Report on Form 8-K.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws Change in Fiscal Year.

On October 30, 2024, the Company filed a Certificate of Retirement of 6.50% Series A Convertible Perpetual Preferred Stock of MRC Global (the “Certificate of Retirement”) with the Secretary of State of the State of Delaware to retire the Series A Preferred Stock.

Pursuant to the Section 243(b) of the Delaware General Corporate Law, upon the effectiveness of this Certificate of Retirement, the Series A Preferred Stock was retired and all of the shares of Series A Preferred Stock resumed the status of authorized but unissued shares of undesignated preferred stock of the Company, such that the total number of authorized and unissued shares of undesignated preferred stock of the Company is 100,000,000.

The foregoing description of the Certificate of Retirement is a summary only and is qualified in its entirety by reference to the full text of the Certificate of Retirement, a copy of which is attached as Exhibit 3.1 hereto incorporated by reference into this Item 5.03.

Item 7.01	Regulation FD Disclosure

On October 29, 2024, the Company issued a press release announcing that it entered into the new Term Loan and repurchased the Series A Preferred Stock. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Retirement of 6.50% Series A Convertible Perpetual Preferred Stock of MRC Global Inc., dated October 30, 2024

10.1	Term Loan Credit Agreement, dated as of October 29, 2024, among MRC Global (US) Inc., as the Borrower, MRC Global Inc., MRC Global Management Company, MRC Global Services Company LLC and MRC Global Canada Holdings (US) Inc., collectively, as the Guarantors, certain financial institutions party thereto as lenders and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent.

10.2	Term Loan Guarantee, dated as of October 29, 2024, among each of the signatories listed on the signature pages thereto and each of the other entities that becomes a party thereto, collectively, as Guarantors, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.3	Security Agreement, dated as of October 29, 2024, among MRC Global Inc., MRC Global (US) Inc., and the Term Loan Agent MRC Global Management Company, MRC Global Services Company LLC and MRC Global Canada Holdings (US) Inc., collectively, as Grantors, and JPMorgan Chase Bank, N.A., as Collateral Agent.

10.4	Term Loan Pledge Agreement, dated as of October 29, 2024, among MRC Global Inc., MRC Global (US) Inc., and the Term Loan Agent MRC Global Management Company, MRC Global Services Company LLC and MRC Global Canada Holdings (US) Inc., collectively, as Pledgors, and JPMorgan Chase Bank, N.A., as Collateral Agent.

10.5	Amendment No. 2 to Fourth Amended and Restated Loan, Security and Guarantee Agreement, dated as of October 29, 2024, among MRC Global (US) Inc., Greenbrier Petroleum Corporation, McJunkin Red Man Development Corporation, Milton Oil & Gas Company, MRC Global Management Company, MRC Global Services Company LLC, collectively, as U.S. Borrowers and Guarantors, MRC Global Inc. and MRC Global Canada Holdings (US) Inc., collectively, as guarantors, MRC Global Australia Pty Ltd., as Australian Borrower, MRC Global (Belgium) NV, as Belgian Borrower, MRC Global (Canada) ULC, as Canadian Borrower, MRC Global (Netherlands) B.V., as Dutch Borrower, MRC Global Norway AS, as Norwegian Borrower, MRC Global (UK) Limited, as UK Borrower, certain financial institutions party thereto as lenders and Bank of America, N.A., as Administrative Agent, Security Trustee and Collateral Agent.

10.6	Intercreditor Agreement, dated as of October 29, 2024, among MRC Global Inc., MRC Global (US) Inc., and the Term Loan Agent MRC Global Management Company, MRC Global Services Company LLC and MRC Global Canada Holdings (US) Inc., collectively, the ABL Agent, in its capacity as Revolving Credit Collateral Agent, and the Term Loan Agent, in its capacity as Term Collateral Agent.

99.1	Press Release, dated October 29, 2024, by MRC Global Inc.

104	Cover Page Interactive Data File - The cover page XBRL tags from this Current Report on Form 8-K are embedded within the Inline XBRL document.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2024

MRC GLOBAL INC.

By:	/s/ Kelly D. Youngblood
Kelly D. Youngblood
Executive Vice President & Chief Financial Officer

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